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                                                                  EXHIBIT 23.2


                       [LETTERHEAD OF COOPERS & LYBRAND]


                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statement on
Form S-8 of Micro Therapeutics, Inc. for the 1996 Stock Incentive Plan and 1993 Stock Option Plan of our report dated December 2, 1996 on our audit of the financial statements of Micro Therapeutics, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period from inception (June 11, 1993) through December 31, 1993, which report is included in the Prospectus and Form SB-2.


/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.
Newport Beach, California
March 13, 1997